Exhibit 5.1

MILBANK, TWEED, HADLEY & McCLOY LLP

LOS ANGELES

213-892-4000

FAX: 213-629-5063

WASHINGTON, D.C.

202-835-7500

FAX: 202-835-7586

LONDON

44-20-7615-3000

FAX: 44-20-7615-3100

FRANKFURT

49-69-71914-3400

FAX: 49-69-71914-3500

MUNICH

49-89-25559-3600

FAX: 49-89-25559-3700

28 Liberty Street New York, NY 10005-1413 212-530-5000 FAX: 212-530-5219 April 28, 2016

BEIJING

8610-5969-2700

FAX: 8610-5969-2707

HONG KONG

852-2971-4888

FAX: 852-2840-0792

SEOUL

822-6137-2600

FAX: 822-6137-2626

SINGAPORE

65-6428-2400

FAX: 65-6428-2500

TOKYO

813-5410-2801

FAX: 813-5410-2891

SÃO PAULO

55-11-3927-7700

FAX: 55-11-3927-7777

Turning Point Brands, Inc.

5201 Interchange Way

Louisville, Kentucky 40229

Ladies and Gentlemen:

We have acted as special counsel to Turning Point Brands, Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-1 of the Company (File No. 333-207816), as amended (the “Registration Statement”) initially filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Securities Act”) on November 5, 2015. You have asked us to furnish our opinion as to the legality of the securities being registered under the Registration Statement. The Registration Statement relates to the registration of up to 5,400,000 shares, $0.01 par value per share, of the Company’s common stock (the “Common Stock”) and up to an additional 810,000 shares of Common Stock pursuant to the underwriters’ option to purchase additional Common Stock. The term “Common Stock” includes any additional shares of common stock registered pursuant to Rule 462(b) under the Securities Act in connection with the offering contemplated by the Registration Statement. We understand that the Common Stock will be sold by the Company pursuant to the terms of an Underwriting Agreement (the “Underwriting Agreement”) in substantially the form filed as Exhibit 1.1 to the Registration Statement.

In rendering the opinions expressed below, we have examined the General Corporations Law of the State of Delaware (the “DGCL”), Company records, certificates, agreements and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with authentic original documents of all documents submitted to us as copies. As to various questions of fact material to our opinions, we have, when relevant facts were not independently established, relied upon certificates of officers and representatives of the Company and public officials and statements and representations contained in the Registration Statement, the Underwriting Agreement, and other documents as we have deemed necessary as a basis for such opinions.

Based upon the above, and subject to the stated assumptions, exceptions and qualifications, we are of the opinion that the Common Stock has been duly authorized by all necessary corporate action on the part of the Company and, when issued, delivered and paid for as contemplated in the Registration Statement and in accordance with the terms of the Underwriting Agreement, the Common Stock will be validly issued, fully paid and non-assessable.

The foregoing opinions are limited to matters involving the Federal laws of the United States of America and the DGCL, and we do not express any opinion as to the laws of any other jurisdiction.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading “Legal Matters” in the prospectus contained in such Registration Statement. We further consent to the incorporation by reference of this letter and consent into any registration statement filed pursuant to Rule 462(b) under the Securities Act with respect to the Common Stock. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Very truly yours,

/s/ Milbank, Tweed, Hadley & McCloy LLP